UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Revocation Solicitation Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ASPEN INSURANCE HOLDINGS LIMITED

(Name of Registrant as Specified in its Charter)

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July 10, 2014

Dear Aspen Shareholder:

ASPEN’S PLAN IS DELIVERING STRONG, HIGH-QUALITY RESULTS

Board Urges Shareholders NOT to Submit Any White Endurance Authorization Cards – Please Sign, Date and Return the BLUE Revocation Card Instead

As you may have seen, this afternoon your company, Aspen Insurance Holdings Limited, reported strong preliminary financial results for the second quarter, including:

Preliminary Q2 2014

Diluted Book Value Per Share[i]	$44.60 – $44.80
Annualized Operating Return on Equityii	12.0% – 12.8%
Diluted Operating Earnings Per Shareii	$1.30 – $1.35

Preliminary book value per share figures indicate 4.4%-4.9% growth since March 31, 2014 and 9.0%-9.5% growth since December 31, 2013. Our continued strong performance during the second quarter – following an excellent first quarter – clearly demonstrates the continued benefits of the strategic investments we have made in our business and the strength of our plan to drive shareholder value. Aspen will report final results for the quarter on July 23rd.

While we are delivering strong results for shareholders, Endurance continues to pursue its ill-conceived and inadequate offer along with proposals related to the calling of a special meeting and a convoluted legal strategy Endurance has said it will pursue with the Bermuda Supreme Court. These proposals are desperate legal tactics designed to coerce you into selling your shares at the lowest possible price. Aspen strongly urges shareholders not to sign any white authorization cards sent to you by Endurance. Whether or not you have previously executed Endurance’s white authorization card, you may reject Endurance’s proposals if you sign, date and return the enclosed BLUE revocation card.

ENDURANCE’S OFFER IS HIGHLY INADEQUATE AND IS BECOMING EVEN LESS ATTRACTIVE

IN LIGHT OF ASPEN’S CONTINUED STRONG, HIGH-QUALITY RESULTS

Our plan is working – we are delivering high-quality results, including diversified revenues and continued strong returns from our investments in our business, and we remain well-positioned to deliver increased value to our shareholders. As our book value grows, Endurance’s offer is increasingly inadequate; it now represents about half of the premium to Aspen’s book value per share in Endurance’s initial proposal. iii

ENDURANCE CONTINUES TO MISCHARACTERIZE

ASPEN’S CLEARLY SUPERIOR UNDERWRITING RESULTS

Aspen’s underwriting results have been consistently better than those of Endurance as shown by historic accident year combined ratios in the graph below. Lower ratios represent stronger performance – and Aspen has performed better than Endurance in four of the past five years with continued outperformance in the first quarter of 2014.

Accident Year Combined Ratios 2009-2014ii

Aspen’s superior results came in spite of the fact that during this period we were investing $150 million in our insurance platform to build underwriting, claims, actuarial, technological and other infrastructure capabilities in the U.S. – investments that are now paying dividends and enabling us to generate even stronger results. In addition, Endurance’s results have reflected an increasing reliance on prior year reserve releases, masking the underperformance of its business and raising serious questions about the quality of its earnings. In 2012, Endurance’s reserve releases improved its combined ratio by 6 percentage points. This increased to 11 percentage points in 2013 and almost 13 points in the first quarter of 2014.

SETTING THE RECORD STRAIGHT ON ENDURANCE’S LATEST ERRONEOUS CLAIMS

In a letter filed publicly this morning, Endurance made a number of erroneous and ill-informed claims about Aspen’s business, which underscores our deep concern about their failure to understand the significant dis-synergies that would result from the misguided transaction they are proposing. We want to set the record straight:

Aspen’s catastrophe reinsurance exposures: In contrast to Endurance, Aspen Re has a very strong and successful brand and track record in the catastrophe reinsurance business. Unlike Endurance, Aspen has embraced the significant changes heralded by third party capital in catastrophe reinsurance and views this as a significant opportunity for future growth and diversity of earnings. Since Aspen Re enjoys numerous long-term and highly profitable relationships with core clients, Aspen Re was able to increase its share on some of the most desirable risks in the catastrophe reinsurance market, not only during the important January 1 renewal period, but throughout this year. We have benefited significantly from Aspen Capital Markets, our third party capital markets entity, which enables us to increase our gross premiums written while maintaining the same net risk position by redistributing risk to the capital markets and at the same time adding underwriting fees and profit commission.

U.S. programs: Similar to most major insurers, we have found that for certain categories of smaller and homogenous risks, it is economically beneficial to participate on a program basis, with tight and careful controls over underwriting, claims, and risk management. We have been operating this profitable area of our business since Aspen’s inception 12 years ago, and currently our U.S. Program business represents approximately 6% of our total expected annual written premium.

Reserving: We have consistently said publicly that we aim to maintain our reserves at a prudent level such that the probability of reserve redundancies in future periods is in the mid-to-high 80% range. At year end 2013 the figure was 86%. Endurance references our year end 2011 reserving at the 90th percentile in a veiled attempt to discredit our robust reserving process. The higher than normal percentile selected at that time was due to the extreme catastrophe events that occurred during that year. At year end 2009 our reserving percentile stood at 86%. Furthermore, since Endurance does not make a similar type of disclosure, it is impossible for shareholders to assess the consistency of their reserving strength over time or the relative level of the reserving risk they are taking. This is one of many reasons for our deep concern with receiving Endurance shares in exchange for Aspen’s.

PROTECT THE VALUE OF YOUR INVESTMENT:

PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE REVOCATION CARD TODAY

Aspen strongly urges shareholders not to sign any white authorization cards sent to you by Endurance. Whether or not you have previously executed Endurance’s white authorization card, you may reject Endurance’s proposals if you sign, date and return the enclosed BLUE revocation card using the pre-paid envelope provided.

1.	Do NOT sign Endurance’s white authorization card.

2.	Sign, date and return the enclosed BLUE revocation card.

3.	Even if you have already signed Endurance’s white authorization card, you have every right to revoke your authorizations by signing, dating and returning the enclosed BLUE revocation card.

If you have questions or need assistance revoking your authorizations for your shares, please contact our agent Innisfree M&A Incorporated: Shareholders call toll-free: (877) 717-3930; Banks and Brokers call collect: (212) 750-5833.

Regardless of the number of ordinary shares of Aspen that you own, your views and your vote are important.

Sincerely yours,

Glyn Jones	Chris O’Kane
Chairman of the Board of Directors	Chief Executive Officer

Even if you have already signed Endurance’s white authorization card,

you may revoke your authorizations by signing, dating and returning the enclosed BLUE revocation card.

If you have questions or need assistance

revoking your authorizations for your shares, please contact our agent:

INNISFREE M&A INCORPORATED

Shareholders call toll-free: (877) 717-3930

Banks and Brokers call collect: (212) 750-5833

[i]	Diluted Book Value per Ordinary Share is not a non-GAAP financial measure. Aspen has included diluted book value per ordinary share as it illustrates the effect on basic book value per share of dilutive securities thereby providing a better benchmark for comparison with other companies. Diluted book value per share is calculated using the treasury stock method, which assumes that the proceeds received from the exercise of options will be used to purchase Aspen’s ordinary shares at the average market price during the period of calculation.

ii	Non-GAAP Financial Measures

In presenting Aspen’s preliminary results, management has included and discussed certain “non-GAAP financial measures” as such term is defined in Regulation G. Management believes that these non-GAAP financial measures, which may be defined differently by other companies, better explain Aspen’s results of operations in a manner that allows for a more complete understanding of the underlying trends in Aspen’s business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP. In this letter, Aspen provides non-GAAP financial information regarding its expected financial results for the second quarter of 2014. A reconciliation of such non-GAAP financial measures to their respective most directly comparable GAAP financial measures is not accessible at this time because Aspen believes it is not possible to finalize particular information which can fluctuate significantly within or without a range and may have a significant impact on the GAAP financial measures. The information that is being finalized includes net foreign exchange gains and losses and realized gains and losses in investments. A reconciliation of operating income to net income, average ordinary shareholders’ equity to average shareholders’ equity and diluted and basic operating earnings per share to basic earnings per share will be provided in Aspen’s quarterly financial supplement to be issued with Aspen’s final quarterly earnings announcement to be released on July 23, 2014. At such time, Aspen’s financial supplement can be obtained from the Investor Relations section of Aspen’s website at www.aspen.co.

(1) Annualized Operating Return on Average Equity (“Operating ROE”) is a non-GAAP financial measure. Operating ROE is calculated using operating income, as defined below, and average equity is calculated as the arithmetic average on a monthly basis for the stated periods of shareholders’ equity excluding the aggregate value of the liquidation preferences of our preference shares net of issuance costs and the total amount of non-controlling interest. Aspen presents Operating ROE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

(2) Operating Income is a non-GAAP financial measure. Operating income is an internal performance measure used by Aspen in the management of its operations and represents after-tax operational results excluding, as applicable, after-tax net realized and unrealized capital gains or losses, including net realized and unrealized gains or losses on interest rate swaps, after-tax net foreign exchange gains or losses, including net realized and unrealized gains and losses from foreign exchange contracts and certain non-recurring items. In the second quarter 2014, non-recurring items included costs associated with defending the unsolicited approach from Endurance Specialty Holdings Ltd. in the amount of $5.3 million.

Aspen excludes these above items from its calculation of operating income because they are either not expected to recur and therefore are not reflective of underlying performance or the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Aspen believes these amounts are largely independent of its business and underwriting process and including them would distort the analysis of trends in its operations. In addition to presenting net income determined in accordance with GAAP, Aspen believes that showing operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Aspen’s results of operations in a manner similar to how management analyzes Aspen’s underlying business performance. Operating income should not be viewed as a substitute for GAAP net income.

(3) Accident Year Combined Ratio is a non-GAAP financial measure. Accident Year Combined Ratios exclude the impact of net prior year reserve movements in the period. Accident Year Combined Ratios are calculated by dividing net losses excluding net prior year reserve movements and net expenses by net earned premiums. Aspen believes that the Accident Year Combined Ratios support meaningful comparison from period to period of the underlying performance of the business.

The following table contains a reconciliation of Aspen’s Accident Year Combined Ratios.

	2009	2010	2011	2012	2013	Q1 2014
Net Earned Premium	1,823.0	1,898.9	1,888.5	2,083.5	2,171.8	566.5
Combined Ratio	84.1%	96.7%	115.9%	94.3%	92.6%	87.6%
Net Reserve Movement	84.4	21.4	92.3	137.4	107.7	28.2
% of Net Premiums Earned	4.6%	1.1%	4.9%	6.6%	5.0%	5.0%
Accident Year Combined Ratio	88.7%	97.8%	120.8%	100.9%	97.6%	92.5%

(4) Diluted Operating Earnings per Share and Basic Operating Earnings per Share are non-GAAP financial measures. Aspen believes that the presentation of diluted operating earnings per share and basic operating earnings per share supports meaningful comparison from period to period and the analysis of normal business operations. Diluted operating earnings per share and basic operating earnings per share are calculated by dividing operating income by the diluted or basic weighted average number of shares outstanding for the period.

iii	Based on total stock/cash offer value on 4/11/14, 5/30/14 and 7/9/14 and AHL book value per share on 12/31/13, 3/31/14 and preliminary book value as of 6/30/14.

Cautionary Statements Concerning Forward-Looking Statements

This letter contains written, and Aspen may make related oral, “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements are made pursuant to common law doctrine and, to the extent applicable, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” and similar expressions of a future or forward-looking nature.

The preannounced preliminary results referred to in this letter are forward-looking statements of particular financial measures and no inferences should be made in relation to other financial measures, outlook or guidance that Aspen may disclose when the final second quarter and six month results are announced on July 23, 2014. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements.

Forward-looking statements do not reflect the potential impact of any future collaboration, acquisition, merger, disposition, joint venture or investments that Aspen may enter into or make, and the risks, uncertainties and other factors relating to such statements might also relate to the counterparty in any such transaction if entered into or made by Aspen.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. Aspen believes these factors include, but are not limited to: our ability to successfully implement steps to further optimize the business portfolio, ensure capital efficiency and enhance investment returns; the possibility of greater frequency or severity of claims and loss activity, including as a result of natural or man-made (including economic and political risks) catastrophic or material loss events, than our underwriting, reserving, reinsurance purchasing or investment practices have anticipated; the assumptions and uncertainties underlying reserve levels that may be impacted by future payments for settlements of claims and expenses or by other factors causing adverse or favorable development; the reliability of, and changes in assumptions to, natural and man-made catastrophe pricing, accumulation and estimated loss models; decreased demand for our insurance or reinsurance products and cyclical changes in the highly competitive insurance and reinsurance industry; increased competition from existing insurers and reinsurers and from alternative capital providers and insurance-linked funds and collateralized special purpose insurers on the basis of pricing, capacity, coverage terms, new capital, binding authorities to brokers or other factors and the related demand and supply dynamics as contracts come up for renewal; changes in general economic conditions, including inflation, deflation, foreign currency exchange rates, interest rates and other factors that could affect our financial results; the risk of a material decline in the value or liquidity of all or parts of our investment portfolio; evolving issues with respect to interpretation of coverage after major loss events; our ability to adequately model and price the effect of climate cycles and climate change; any intervening legislative or governmental action and changing judicial interpretation and judgments on insurers’ liability to various risks; the effectiveness of our risk management loss limitation methods, including our reinsurance purchasing; changes in the total industry losses, or our share of total industry losses, resulting from past events and, with respect to such events, our reliance on loss reports received from cedants and loss adjustors, our reliance on industry loss estimates and those generated by modeling techniques, changes in rulings on flood damage or other exclusions as a result of prevailing lawsuits and case law;

the impact of one or more large losses from events other than natural catastrophes or by an unexpected accumulation of attritional losses; the impact of acts of terrorism, acts of war and related legislation; any changes in our reinsurers’ credit quality and the amount and timing of reinsurance recoverables; changes in the availability, cost or quality of reinsurance or retrocessional coverage; the continuing and uncertain impact of the current depressed lower growth economic environment in many of the countries in which we operate; the level of inflation in repair costs due to limited availability of labor and materials after catastrophes; a decline in our operating subsidiaries’ ratings with S&P, A.M. Best or Moody’s; the failure of our reinsurers, policyholders, brokers or other intermediaries to honor their payment obligations; our ability to execute our business plan to enter new markets, introduce new products and develop new distribution channels, including their integration into our existing operations; our reliance on the assessment and pricing of individual risks by third parties; our dependence on a few brokers for a large portion of our revenues; the persistence of heightened financial risks, including excess sovereign debt, the banking system and the Eurozone debt crisis; changes in our ability to exercise capital management initiatives (including our share repurchase program) or to arrange banking facilities as a result of prevailing market changes or changes in our financial position; changes in government regulations or tax laws in jurisdictions where we conduct business; changes in accounting principles or policies or in the application of such accounting principles or policies; Aspen or Aspen Bermuda Limited becoming subject to income taxes in the United States or the United Kingdom; loss of one or more of our senior underwriters or key personnel; our reliance on information and technology and third party service providers for our operations and systems; and increased counterparty risk due to the credit impairment of financial institutions. For a more detailed description of these uncertainties and other factors, please see the “Risk Factors” section in Aspen’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on February 20, 2014 and in Aspen’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on May 1, 2014. Aspen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management’s best estimate represents a distribution from our internal capital model for reserving risk based on our then current state of knowledge and explicit and implicit assumptions relating to the incurred pattern of claims, the expected ultimate settlement amount, inflation and dependencies between lines of business. Due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that Aspen’s ultimate losses will remain within the stated amounts.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities or a solicitation of any vote or approval. This communication is for informational purposes only and is not a substitute for any relevant documents that Aspen may file with the U.S. Securities and Exchange Commission (“SEC”).

Endurance has commenced an exchange offer for the outstanding shares of Aspen (together with associated preferred share purchase rights). Aspen has filed with the SEC a solicitation/recommendation statement to its shareholders on Schedule 14D-9. Endurance is also soliciting authorizations from Aspen’s shareholders. Aspen has filed a revocation statement to its shareholders on Schedule 14A with the SEC in opposition to Endurance’s solicitation of authorizations.

INVESTORS AND SECURITY HOLDERS OF ASPEN ARE URGED TO READ THIS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Aspen through the web site maintained by the SEC at http://www.sec.gov. These documents will also be available at http://aspen.shareholderresource.com or on Aspen’s website at http://www.aspen.co.

Certain Information Regarding Participants

Aspen and certain of its respective directors and executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Aspen’s directors and executive officers in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 20, 2014, and its proxy statement for the 2014 Annual Meeting, which was filed with the SEC on March 12, 2014. These documents can be obtained free of charge from the sources indicated above.

PRESS RELEASE

ASPEN MAILS THIRD LETTER TO SHAREHOLDERS

Highlights Strong Preliminary Results, Operating Momentum and Benefits of Investments in Business

Urges Shareholders to Sign, Date and Return BLUE Revocation Card to REJECT Endurance Proposals

Hamilton, Bermuda – July 10, 2014 – Aspen Insurance Holdings Limited (“Aspen” or “Company”) (NYSE:AHL) announced today that it is mailing a letter and a BLUE revocation card to shareholders in opposition to Endurance Specialty Holdings Ltd. (“Endurance”) (NYSE:ENH) solicitation of authorizations. Aspen’s Board of Directors urges shareholders to reject both of Endurance’s proposals by promptly signing, dating and returning Aspen’s BLUE revocation card and disregarding Endurance’s white authorization card.

Earlier today, Aspen announced preliminary financial results for the quarter ended June 30, 2014, which demonstrate the continued benefits of the Company’s strategic investments in its business and the strength of Aspen’s plan to drive shareholder value. Aspen will report final results for the quarter on July 23, 2014.

Information on Aspen’s response to Endurance’s unsolicited offer, including links to press releases, presentations, and other important documents and SEC filings are available on the Internet at http://aspen.shareholderresource.com, or on Aspen’s website at http://www.aspen.co.

Below is the full text of the letter to Aspen shareholders:

July 10, 2014

Dear Aspen Shareholder:

ASPEN’S PLAN IS DELIVERING STRONG, HIGH-QUALITY RESULTS

Board Urges Shareholders NOT to Submit Any White Endurance Authorization Cards – Please Sign, Date and Return the BLUE Revocation Card Instead

As you may have seen, this afternoon your company, Aspen Insurance Holdings Limited, reported strong preliminary financial results for the second quarter, including:

Preliminary Q2 2014

Diluted Book Value Per Share[i]	$44.60 – $44.80
Annualized Operating Return on Equityii	12.0% – 12.8%
Diluted Operating Earnings Per Shareii	$1.30 – $1.35

Preliminary book value per share figures indicate 4.4%-4.9% growth since March 31, 2014 and 9.0%-9.5% growth since December 31, 2013. Our continued strong performance during the second quarter – following an excellent first quarter – clearly demonstrates the continued benefits of the strategic investments we have made in our business and the strength of our plan to drive shareholder value. Aspen will report final results for the quarter on July 23rd.

While we are delivering strong results for shareholders, Endurance continues to pursue its ill-conceived and inadequate offer along with proposals related to the calling of a special meeting and a convoluted legal strategy Endurance has said it will pursue with the Bermuda Supreme Court. These proposals are desperate legal tactics designed to coerce you into selling your shares at the lowest possible price. Aspen strongly urges shareholders not to sign any white authorization cards sent to you by Endurance. Whether or not you have previously executed Endurance’s white authorization card, you may reject Endurance’s proposals if you sign, date and return the enclosed BLUE revocation card.

ENDURANCE’S OFFER IS HIGHLY INADEQUATE AND IS BECOMING EVEN LESS ATTRACTIVE

IN LIGHT OF ASPEN’S CONTINUED STRONG, HIGH-QUALITY RESULTS

Our plan is working – we are delivering high-quality results, including diversified revenues and continued strong returns from our investments in our business, and we remain well-positioned to deliver increased value to our shareholders. As our book value grows, Endurance’s offer is increasingly inadequate; it now represents about half of the premium to Aspen’s book value per share in Endurance’s initial proposal. iii

ENDURANCE CONTINUES TO MISCHARACTERIZE

ASPEN’S CLEARLY SUPERIOR UNDERWRITING RESULTS

Aspen’s underwriting results have been consistently better than those of Endurance as shown by historic accident year combined ratios in the graph below. Lower ratios represent stronger performance – and Aspen has performed better than Endurance in four of the past five years with continued outperformance in the first quarter of 2014.

Accident Year Combined Ratios 2009-2014ii

Aspen’s superior results came in spite of the fact that during this period we were investing $150 million in our insurance platform to build underwriting, claims, actuarial, technological and other infrastructure capabilities in the U.S. – investments that are now paying dividends and enabling us to generate even stronger results. In addition, Endurance’s results have reflected an increasing reliance on prior year reserve releases, masking the underperformance of its business and raising serious questions about the quality of its earnings. In 2012, Endurance’s reserve releases improved its combined ratio by 6 percentage points. This increased to 11 percentage points in 2013 and almost 13 points in the first quarter of 2014.

SETTING THE RECORD STRAIGHT ON ENDURANCE’S LATEST ERRONEOUS CLAIMS

In a letter filed publicly this morning, Endurance made a number of erroneous and ill-informed claims about Aspen’s business, which underscores our deep concern about their failure to understand the significant dis-synergies that would result from the misguided transaction they are proposing. We want to set the record straight:

Aspen’s catastrophe reinsurance exposures: In contrast to Endurance, Aspen Re has a very strong and successful brand and track record in the catastrophe reinsurance business. Unlike Endurance, Aspen has embraced the significant changes heralded by third party capital in catastrophe reinsurance and views this as a significant opportunity for future growth and diversity of earnings. Since Aspen Re enjoys numerous long-term and highly profitable relationships with core clients, Aspen Re was able to increase its share on some of the most desirable risks in the catastrophe reinsurance market, not only during the important January 1 renewal period, but throughout this year. We have benefited significantly from Aspen Capital Markets, our third party capital markets entity, which enables us to increase our gross premiums written while maintaining the same net risk position by redistributing risk to the capital markets and at the same time adding underwriting fees and profit commission.

U.S. programs: Similar to most major insurers, we have found that for certain categories of smaller and homogenous risks, it is economically beneficial to participate on a program basis, with tight and careful controls over underwriting, claims, and risk management. We have been operating this profitable area of our business since Aspen’s inception 12 years ago, and currently our U.S. Program business represents approximately 6% of our total expected annual written premium.

Reserving: We have consistently said publicly that we aim to maintain our reserves at a prudent level such that the probability of reserve redundancies in future periods is in the mid-to-high 80% range. At year end 2013 the figure was 86%. Endurance references our year end 2011 reserving at the 90th percentile in a veiled attempt to discredit our robust reserving process. The higher than normal percentile selected at that time was due to the extreme catastrophe events that occurred during that year. At year end 2009 our reserving percentile stood at 86%. Furthermore, since Endurance does not make a similar type of disclosure, it is impossible for shareholders to assess the consistency of their reserving strength over time or the relative level of the reserving risk they are taking. This is one of many reasons for our deep concern with receiving Endurance shares in exchange for Aspen’s.

PROTECT THE VALUE OF YOUR INVESTMENT:

PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE REVOCATION CARD TODAY

Aspen strongly urges shareholders not to sign any white authorization cards sent to you by Endurance. Whether or not you have previously executed Endurance’s white authorization card, you may reject Endurance’s proposals if you sign, date and return the enclosed BLUE revocation card using the pre-paid envelope provided.

1.	Do NOT sign Endurance’s white authorization card.

2.	Sign, date and return the enclosed BLUE revocation card.

3.	Even if you have already signed Endurance’s white authorization card, you have every right to revoke your authorizations by signing, dating and returning the enclosed BLUE revocation card.

If you have questions or need assistance revoking your authorizations for your shares, please contact our agent Innisfree M&A Incorporated: Shareholders call toll-free: (877) 717-3930; Banks and Brokers call collect: (212) 750-5833.

Regardless of the number of ordinary shares of Aspen that you own, your views and your vote are important.

Sincerely yours,

Glyn Jones	Chris O’Kane
Chairman of the Board of Directors	Chief Executive Officer

Goldman, Sachs & Co. is acting as financial advisor and Wachtell, Lipton, Rosen & Katz and Willkie Farr & Gallagher LLP are acting as legal advisors to Aspen.

About Aspen Insurance Holdings Limited

Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Bermuda, France, Germany, Ireland, Singapore, Switzerland, the United Kingdom and the United States. For the year ended December 31, 2013, Aspen reported $10.2 billion in total assets, $4.7 billion in gross reserves, $3.3 billion in shareholders’ equity and $2.6 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of “A” (“Strong”) by Standard & Poor’s, an “A” (“Excellent”) by A.M. Best and an “A2” (“Good”) by Moody’s.

Cautionary Statements Concerning Forward-Looking Statements

This press release contains written, and Aspen may make related oral, “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements are made pursuant to common law doctrine and, to the extent applicable, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” and similar expressions of a future or forward-looking nature.

The preannounced preliminary results referred to in this press release are forward-looking statements of particular financial measures and no inferences should be made in relation to other financial measures, outlook or guidance that Aspen may disclose when the final second quarter and six month results are announced on July 23, 2014. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements.

Forward-looking statements do not reflect the potential impact of any future collaboration, acquisition, merger, disposition, joint venture or investments that Aspen may enter into or make, and the risks, uncertainties and other factors relating to such statements might also relate to the counterparty in any such transaction if entered into or made by Aspen.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. Aspen believes these factors include, but are not limited to: our ability to successfully implement steps to further optimize the business portfolio, ensure capital efficiency and enhance investment returns; the possibility of greater frequency or severity of claims and loss activity, including as a result of natural or man-made (including economic and political risks) catastrophic or material loss events, than our underwriting, reserving, reinsurance purchasing or investment practices have anticipated; the assumptions and uncertainties underlying reserve levels that may be impacted by future payments for settlements of claims and expenses or by other factors causing adverse or favorable development; the reliability of, and changes in assumptions to, natural and man-made catastrophe pricing, accumulation and estimated loss models; decreased demand for our insurance or reinsurance products and cyclical changes in the highly competitive insurance and reinsurance industry; increased competition from existing insurers and reinsurers and from alternative capital providers and insurance-linked funds and collateralized special purpose insurers on the basis of pricing, capacity, coverage terms, new capital, binding authorities to brokers or other factors and the related demand and supply dynamics as contracts come up for renewal; changes in general economic conditions, including inflation, deflation, foreign currency exchange rates, interest rates and other factors that could affect our financial results; the risk of a material decline in the value or liquidity of all or parts of our investment portfolio; evolving issues with respect to interpretation of coverage after major loss events; our ability to adequately model and price the effect of climate cycles and climate change; any intervening legislative or governmental action and changing judicial interpretation and judgments on insurers’ liability to various risks; the effectiveness of our risk management loss limitation methods, including our reinsurance purchasing; changes in the total industry losses, or our share of total industry losses, resulting from past events and, with respect to such events, our reliance on loss reports received from cedants and loss adjustors, our reliance on industry loss estimates and those generated by modeling techniques, changes in rulings on flood damage or other exclusions as a result of prevailing lawsuits and case law; the impact of one or more large losses from events other than natural catastrophes or by an unexpected accumulation of attritional losses; the impact of acts of terrorism, acts of war and related legislation; any changes in our reinsurers’ credit quality and the amount and timing of reinsurance recoverables; changes in the availability, cost or quality of reinsurance or retrocessional coverage; the continuing and uncertain impact of the current depressed lower growth economic environment in many of the countries in which we operate; the level of inflation in repair costs due to limited availability of labor and materials after catastrophes; a decline in our operating subsidiaries’ ratings with S&P, A.M. Best or Moody’s; the failure of our reinsurers, policyholders, brokers or other intermediaries to honor their payment obligations; our ability to execute our business plan to enter new markets, introduce new products and develop new distribution channels, including their integration into our existing operations; our reliance on the assessment and pricing of individual risks by third parties; our dependence on a few brokers for a large portion of our revenues; the persistence of heightened financial risks, including excess sovereign debt, the banking system and the Eurozone debt crisis; changes in our ability to exercise capital management initiatives (including our share repurchase program) or to arrange banking facilities as a result of prevailing market changes or changes in our financial position; changes in government regulations or tax laws in jurisdictions where we conduct business; changes in accounting principles or policies or in the application of such accounting principles or policies; Aspen or Aspen Bermuda Limited becoming subject to income taxes in the United States or the United Kingdom; loss of one or more of our senior underwriters or key personnel; our reliance on information and technology and third party service providers for our operations and systems; and increased counterparty risk due to the credit impairment of financial

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institutions. For a more detailed description of these uncertainties and other factors, please see the “Risk Factors” section in Aspen’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on February 20, 2014 and in Aspen’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on May 1, 2014. Aspen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management’s best estimate represents a distribution from our internal capital model for reserving risk based on our then current state of knowledge and explicit and implicit assumptions relating to the incurred pattern of claims, the expected ultimate settlement amount, inflation and dependencies between lines of business. Due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that Aspen’s ultimate losses will remain within the stated amounts.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities or a solicitation of any vote or approval. This communication is for informational purposes only and is not a substitute for any relevant documents that Aspen may file with the U.S. Securities and Exchange Commission (“SEC”).

Endurance has commenced an exchange offer for the outstanding shares of Aspen (together with associated preferred share purchase rights). Aspen has filed with the SEC a solicitation/recommendation statement to its shareholders on Schedule 14D-9. Endurance is also soliciting authorizations from Aspen’s shareholders. Aspen has filed a revocation statement to its shareholders on Schedule 14A with the SEC in opposition to Endurance’s solicitation of authorizations.

INVESTORS AND SECURITY HOLDERS OF ASPEN ARE URGED TO READ THIS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Aspen through the web site maintained by the SEC at http://www.sec.gov. These documents will also be available at http://aspen.shareholderresource.com or on Aspen’s website at http://www.aspen.co.

Certain Information Regarding Participants

Aspen and certain of its respective directors and executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Aspen’s directors and executive officers in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 20, 2014, and its proxy statement for the 2014 Annual Meeting, which was filed with the SEC on March 12, 2014. These documents can be obtained free of charge from the sources indicated above.

For further information:

Please visit www.aspen.co or contact:

Investors

Kerry Calaiaro, Senior Vice President, Investor Relations, Aspen

Kerry.Calaiaro@aspen.co

+1 (646) 502 1076

Kathleen de Guzman, Vice President, Investor Relations, Aspen

kathleen.deguzman@aspen.co

+1 (646) 289 4912

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Innisfree M&A Incorporated

Arthur Crozier/Jennifer Shotwell/Larry Miller

+1 (212) 750 5833

Media

Steve Colton, Head of Communications, Aspen

Steve.Colton@aspen.co

+44 20 7184 8337

North America – Sard Verbinnen & Co

Paul Scarpetta, Jamie Tully or Jared Levy

+1 (212) 687 8080

International – Citigate Dewe Rogerson

Patrick Donovan or Caroline Merrell

patrick.donovan@citigatedr.co.uk

caroline.merrell@citigatedr.co.uk

+44 20 7638 9571

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